EXHIBIT 16

                        CALCULATIONS OF PERFORMANCE DATA

     Average Annual Total Return for the period ended March 31, 1997

     P(1+T)^n = ERV

One Year:

                       Minnesota Tax-Free    Tax-Free         U.S. Government    Money Market
         Bond Fund     Income Fund           Income Fund      Securities Fund    Fund
P =        1,000       1,000                 1,000            1,000              1,000
n =        1.00000     1.00000               1.00000          1.00000            1.00000
ERV =      1,052.052   1,062.555             1,068.551        1,045.464          1,050.395
T =        5.205239%   6.255506%             6.855104%        4.546365%          5.039547%




Five Years:

                             Minnesota Tax-Free    Tax-Free         U.S. Government    Money Market
         Bond Fund           Income Fund           Income Fund      Securities Fund    Fund
P =         n/a                   n/a               1,000            1,000                 n/a
n =         n/a                   n/a               5.00000          5.00000               n/a
ERV =       n/a                   n/a               1,409.742        1,358.626             n/a
T =         n/a                   n/a               7.109481%        6.321226%             n/a
       (not in operation     (not in operation                                       (not in operation
         during period)        during period)                                           during period)


Since Inception:

                             Minnesota Tax-Free    Tax-Free         U.S. Government    Money Market
         Bond Fund           Income Fund           Income Fund      Securities Fund    Fund
P =      1,000                1,000                 1,000            1,000              1,000
n =      3.33151              3.33151               8.50685          9.83562            3.41370
ERV =    1,200.841            1,215.852             1,842.868        2,144.845          1,171.317
T =      5.647373%            6.042059%             7.450753%        8.067087%          4.741142%
Incept.
Date:    12/1/93              12/1/93               9/29/88          6/2/87             11/1/93
